Exhibit 20

World Omni Auto Receivables Trust 2005-A

Monthly Servicer Certificate

September 30, 2005

Aggregate Note Amount
Aggregate Note Amount

Original	800,000,000.00

Note Balance @ 8/31/05	620,595,973.63
Principal distributable amount	21,131,277.59

Note Balance @ 9/30/05	599,464,696.04

Class A-1 Note Amount
Note Amount

Original	168,000,000.00

Note Balance @ 8/31/05	0.00
Principal distributable amount	0.00

Note Balance @ 9/30/05	0.00

Class A-2 Note Amount
Note Amount

Original	190,000,000.00

Note Balance @ 8/31/05	179,208,519.38
Principal distributable amount	20,051,469.31

Note Balance @ 9/30/05	159,157,050.07

Class A-3 Note Amount
Note Amount

Original	252,000,000.00

Note Balance @ 8/31/05	252,000,000.00
Principal distributable amount	—

Note Balance @ 9/30/05	252,000,000.00

Class A-4 Note Amount
Note Amount

Original	157,675,000.00

Note Balance @ 8/31/05	157,675,000.00
Principal distributable amount	—

Note Balance @ 9/30/05	157,675,000.00

Class B Note Amount
Note Amount

Original	32,325,000.00

Note Balance @ 8/31/05	31,712,454.25
Principal distributable amount	1,079,808.28

Note Balance @ 9/30/05	30,632,645.97

Total
Distributable Amounts

Interest Distributable Amount	1,831,111.26

Principal Distributable Amount		21,131,277.59

Total		22,962,388.85

		Class A-1
Distributable Amounts

Interest Distributable Amount		0.00
Principal Distributable Amount		0.00

Total		0.00

		Class A-2
Distributable Amounts

Interest Distributable Amount		485,356.41
Principal Distributable Amount		20,051,469.31

Total		20,536,825.72

		Class A-3
Distributable Amounts

Interest Distributable Amount		743,400.00
Principal Distributable Amount		0.00

Total		743,400.00

		Class A-4
Distributable Amounts

Interest Distributable Amount		501,932.08
Principal Distributable Amount		0.00

Total		501,932.08

		Class B
Distributable Amounts

Interest Distributable Amount		100,422.77
Principal Distributable Amount		1,079,808.28

Total		1,180,231.05

		Class A-1	Class A-2
Note Factors

	9/30/2005	0.0000000%	83.7668685%

		Class A-3	Class A-4
Note Factors

	9/30/2005	100.0000000%	100.0000000%

		Class B
Note Factors

	9/30/2005	94.7645660%

		$	#
Pool Data

Original Pool Balance		808,080,808.08	33,047
Pre-Funding Contracts added 3/29/05		202,867,922.66	10,428
Pool Balance at 8/31/05		639,789,663.54	38,871
Principal Payments		21,139,972.88	627
Defaulted Receivables		644,849.38	38
Pool Balance at 9/30/05		618,004,841.28	38,206
Overcollateralization Target Amount		18,540,145.24
Recoveries		319,201.06

Weighted Average APR		6.73%
Weighted Average Remaining Term		51.35

		Aggregate Net Losses	Net Loss Ratio
July		393,830.33	0.69%
August		295,856.94	0.54%
September		325,648.32	0.61%

Average Net Loss Ratio		0.61%

Noteholders’ First Priority Principal Distributable Amount	0.00

Noteholders’ Second Priority Principal Distributable Amount	0.00

	Advance	Reserve Fund
Account Balances

Balance as of 8/31/05	82,141.48	10,873,303.78
Balance as of 9/30/05	91,024.04	10,905,402.54
Change	8,882.56	32,098.76
Reserve Fund Requirement		10,527,268.67
Reserve Fund Supplemental Requirement/(Excess)		(378,133.87)

	Total
Distribution per $1,000

Distribution Amount	28.7029861

Interest Distribution Amount	2.2888891
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	26.4140970

	Class A-1
Distribution per $1,000

Distribution Amount	0.0000000

Interest Distribution Amount	0.0000000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class A-2
Distribution per $1,000

Distribution Amount	108.0885564

Interest Distribution Amount	2.5545074
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	105.5340490

	Class A-3
Distribution per $1,000

Distribution Amount	2.9500000

Interest Distribution Amount	2.9500000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class A-4
Distribution per $1,000

Distribution Amount	3.1833333

Interest Distribution Amount	3.1833333
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class B
Distribution per $1,000

Distribution Amount	36.5114013

Interest Distribution Amount	3.1066596
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	33.4047420

	Total
Servicing Fee

Amount of Servicing Fee Paid	533,158.06
Total Unpaid	0.00

	#	$
Delinquent Receivables

Past Due 31-60 days	358	5,491,030.40
Past Due 61-90 days	80	1,174,825.25
Past Due 91 + days	32	520,185.64

Total	470	7,186,041.29